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                                                                    Exhibit 23.1


                         Consent of Independent Auditors


We consent to the reference of our firm under the caption "Experts" and in the headnote to the "Selected Historical Financial Data" in the Registration Statements (Form SB-2) and related Prospectus of Demegen, Inc. for the registration of 16,251,272 Common Shares and to the use of our report dated November 17, 2000, with respect to the financial statements of Demegen, Inc.







/s/ Ernst & Young LLP


Pittsburgh, Pennsylvania
February 26, 2001